FOR IMMEDIATE RELEASE
February 22, 2010

Contact:     Amy E. Essex
             Chief Financial Officer, Treasurer & Corporate Secretary First Federal of Northern Michigan Bancorp, Inc.
              (989) 356-9041

     First Federal of Northern Michigan Bancorp, Inc. Announces Transfer of
                  Common Stock Listing to NASDAQ Capital Market

Alpena, Michigan - (February 22, 2010) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company"), the holding company for First Federal of Northern Michigan, a federal savings bank, announced today that its application to transfer the listing of its common stock to the NASDAQ Capital Market from the NASDAQ Global Market has been approved. This transfer will be effective at the opening of business on Thursday, February 25, 2010, and the Company's common stock will continue to trade under the symbol "FFNM."

"A transfer to the Capital Market is expected to reduce our listing expense, while allowing our investors to continue to benefit from the liquidity provided by the NASDAQ Stock Market. It also allows us to maintain our visibility with the investment community while we continue to focus on our core business of banking," said Michael W. Mahler, President and Chief Executive Officer.